Certification under Rule 466

The depositary, Deutsche Bank Trust Company Americas, represents and certifies the following:

(1) That it previously had filed a registration statement on Form F-6 (East Japan Railway Company 333-150711) that the Commission declared effective, with terms of deposit identical to the terms of deposit of this registration statement.

(2) That its ability to designate the date and time of effectiveness under Rule 466 has not been suspended.

By:	DEUTSCHE BANK TRUST COMPANY AMERICAS, Depositary

By:	/s/ James Kelly
Name: James Kelly Title: Vice President

By:	/s/ Edwin Reyes
Name: Edwin Reyes Title: Managing Director